NEITHER  THE  ISSUANCE  AND  SALE  OF  THE  SECURITIES  REPRESENTED  BY  THIS

CERTIFICATE   NOR   THE   SECURITIES   INTO   WHICH   THESE   SECURITIES   ARE

CONVERTIBLE  HAVE  BEEN  REGISTERED  UNDER  THE  SECURITIES  ACT  OF  1933,

AS AMENDED, OR  APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY

NOT  BE  OFFERED  FOR  SALE,  SOLD,  TRANSFERRED  OR  ASSIGNED  (I)  IN  THE

ABSENCE    OF    (A)    AN    EFFECTIVE    REGISTRATION    STATEMENT    FOR    THE

SECURITIES  UNDER  THE  SECURITIES  ACT  OF  1933,  AS  AMENDED,  OR  (B)  AN

OPINION    OF    COUNSEL    (WHICH    COUNSEL    SHALL    BE    SELECTED    BY    THE

HOLDER),  IN  A  GENERALLY  ACCEPTABLE  FORM,  THAT  REGISTRATION  IS  NOT

REQUIRED  UNDER  SAID  ACT  OR  (II)  UNLESS  SOLD  PURSUANT  TO  RULE  144  OR

RULE   144A   UNDER   SAID   ACT.   NOTWITHSTANDING   THE   FOREGOING,   THE

SECURITIES  MAY  BE  PLEDGED  IN  CONNECTION  WITH  A  BONA  FIDE  MARGIN

ACCOUNT  OR  OTHER  LOAN  OR  FINANCING  ARRANGEMENT  SECURED  BY  THE

SECURITIES.

Principal Amount: $111,000.00

Issue Date: April 8, 2019

Purchase Price: $102,440.00

Original Issue Discount: $8,560.00

12% CONVERTIBLE NOTE

FOR   VALUE   RECEIVED, PARALLAX   HEALTH   SCIENCES,   INC.,   a   Nevada

corporation   (“Borrower”   or   “Company”),   hereby   promises   to   pay   to   the   order   of   EMA

FINANCIAL,  LLC,  a  Delaware  limited  liability  company,  or  its  registered  assigns  (the  “Holder”),

on  January  8,  2020,  (subject  to  extension  as  set  forth  below,  the  “Maturity  Date”),  the  sum  of

$111,000.00  as  set  forth  herein,  together  with  interest  on  the  unpaid  principal  balance  hereof  at  the

rate  of  twelve  percent  (12%)   per  annum  (the  “Interest  Rate”)  from  the  date  of  issuance  hereof  until this  Note  plus  any  and  all  amounts  due  hereunder  are  paid  in  full,  and  any  additional  amounts  set forth  herein,  including without  limitation  any Additional  Principal  (as  defined  herein).  Interest  shall be  computed  on  the  basis  of  a  365-day  year  and  the  actual  number  of  days  elapsed.  Any  amount  of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-

four  (24%)  per  annum  from  the  due  date  thereof  until  the  same  is  paid  (“Default  Interest”).   All

payments  due  hereunder  shall  be  made  in  lawful  money  of  the  United  States  of  America.  All payments  shall  be  made  at  such  address  as  the  Holder  shall  hereafter  give  to  the  Borrower  by

written   notice   made   in   accordance   with   the   provisions   of   this   Note.   Whenever   any   amount

expressed  to  be  due  by  the  terms  of  this  Note  is  due  on  any  day  which  is  not  a  business  day,  the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest  payment  date  which  is  not  the  date  on  which  this  Note  is  paid  in  full,  the  extension  of  the due  date  thereof  shall  not  be  taken  into  account  for  purposes  of  determining  the  amount  of  interest due  on  such  date.  As  used  in  this  Note,  the  term  “business  day”  shall  mean  any  day  other  than  a

Saturday,  Sunday  or  a  day  on  which  commercial  banks  in  the  city  of  New  York,  New  York  are authorized  or  required  by  law  or  executive  order  to  remain  closed.  Each  capitalized  term  used herein,  and  not  otherwise  defined,  shall  have  the  meaning  ascribed  thereto  in  that  certain  Securities

Purchase  Agreement  entered  into  by  and  between  the  Company  and  Holder  dated  on  or  about  the

date  hereof,  pursuant  to  which  this  Note  was  originally  issued  (the  “Purchase  Agreement”).   The

Holder  may,  by  written  notice  to  the  Borrower  at  least  five  (5)  days  before  the  Maturity  Date  (as

Convertible Note – PRLX, T2, 2019-04-08

may  have  been  previously  extended),  extend  the  Maturity  Date  to  up  to  one  (1)  year  following  the date of the original Maturity Date hereunder.

This  Note  carries  an  original  issue  discount  of  $8,560.00  (the  “OID”),  to  cover  the

Holder’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this  Note.  Thus,  the  purchase  price  of  this  Note  shall  be  $102,440.00,  computed  as  follows:  the

Principal Amount minus the OID.

This  Note  is  free  from  all  taxes,  liens,  claims  and  encumbrances  with  respect  to  the  issue thereof  and  shall  not  be  subject  to  preemptive  rights  or  other  similar  rights  of  shareholders  of  the

Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

ARTICLE  I. CONVERSION RIGHTS

1.1.

Conversion  Right.  The  Holder  shall  have  the  right,  in  its  sole  and  absolute discretion,  at  any  time  from  time  to  time,  to  convert  all  or  any  part  of  the  outstanding  amount  due under this Note (such outstanding amount includes but is not limited to the principal, interest and/or

Default  Interest  accrued,  plus  any  and  all  other  amounts  owed  pursuant  to  the  terms  of  this  Note)

into  fully  paid  and  non-assessable  shares  of  Common  Stock,  as  such  Common  Stock  exists  on  the

Issue  Date,  or  any  shares  of  capital  stock  or  other  securities  of  the  Borrower  into  which  such

Common  Stock  shall  hereafter  be  changed  or  reclassified  at  the  conversion  price  (the  “Conversion

Price”)  determined  as  provided  herein  (a  “Conversion”); provided, however,  that  in  no  event  shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion  of  which  the  sum  of  (1)  the  number  of  shares  of  Common  Stock  beneficially  owned  by the Holder and its affiliates (other than shares of  Common Stock which may be deemed beneficially owned  through  the  ownership  of  the  unconverted  portion  of  the  Notes  or  the  unexercised  or unconverted  portion  of  any  other  security  of  the  Borrower  subject  to  a  limitation  on  conversion  or exercise  analogous  to  the  limitations  contained  herein)  and  (2)  the  number  of  shares  of  Common

Stock   issuable   upon   the   conversion   of   the   portion   of   this   Note   with   respect   to   which   the

determination of this proviso is being made, would result in beneficial ownership by the Holder and its  affiliates  of  more  than  4.9%  of  the  outstanding  shares  of  Common  Stock.  For  purposes  of  the

proviso   to   the   immediately   preceding   sentence,   beneficial   ownership   shall   be   determined   in

accordance  with  Section  13(d)  of  the  Securities  Exchange  Act  of  1934,  as  amended  (the  “Exchange

Act”),  and  Regulation  13D-G  thereunder,  except  as  otherwise  provided  in  clause  (1)  of  such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon,  at  the  election  of  the  Holder,  not  less  than  61  days’  prior  notice  to  the  Borrower,  and  the provisions  of  the  conversion  limitation  shall  continue  to  apply  until  such  61st  day  (or  such  later date,  as  determined  by  the  Holder,  as  may  be  specified  in  such  notice  of  waiver).  The  number  of shares  of  Common  Stock  to  be  issued  upon  each  Conversion  of  this  Note  (“Conversion  Shares”)

shall  be  determined  by  dividing  the  Conversion  Amount  (as  defined  below)  by  the  applicable

Conversion  Price  then  in  effect  on  the  date  specified  in  the  notice  of  conversion,  in  the  form attached  hereto  as  Exhibit  A  (the  “Notice  of  Conversion”),  delivered  to  the  Borrower  by the  Holder in  accordance  with  Section  1.4  below;  provided  that  the  Notice  of  Conversion  is  submitted  by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the

Borrower  before  11:59  p.m.,  New  York,  New  York  time  on  such  conversion  date  (the  “Conversion

Convertible Note – PRLX, T2, 2019-04-08

Date”).  The  term  “Conversion  Amount”  means,  with  respect  to  any  Conversion  of  this  Note,  the sum  of  (1)  the  principal  amount  of  this  Note  to  be  converted  in  such  Conversion, plus (2)  accrued and  unpaid  interest,  if  any,  to  be  converted  in  such  Conversion  at  the  interest  rates  provided  in  this

Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred  to  in  the  immediately preceding clauses  (1)  and/or  (2), plus (4) any Additional  Principal  for such  Conversion,  plus (5)  at  the  Holder’s  option,  any  amounts  owed  to  the  Holder  pursuant  to

Sections 1.2(c) and 1.4(g) hereof.

1.2.

Conversion Price.

a)

Calculation  of  Conversion  Price. The  conversion  price  hereunder  (the

“Conversion Price”) shall equal the lower of: (i) $0.12, and (ii) 65% of either the second lowest sale price  for  the  Common  Stock  on  the  Principal  Market  during  the  twenty  (20)  consecutive  Trading

Days  on  which  at  least  100  shares  of  Common  Stock  were  traded  including  and  immediately preceding  the  Conversion  Date.  If  an  Event  of  Default  under  Section  3.9  of  the  Note  has  occurred,

Holder, in its sole discretion, may elect to use a Conversion Price which shall equal the lower of: (i)

the   closing   sale   price   of   the   Common   Stock   on   the   Principal   Market   on   the   Trading   Day

immediately  preceding  the  Closing  Date;  (ii)  65%  of  either  the  lowest  sale  price  or  the  closing  bid price, whichever is lower for the Common Stock on the Principal Market during any Trading Day in which the Event of Default has not been cured. If such Common Stock is not traded on the OTCBB,

OTCQB,  NASDAQ  or  NYSE,  then  such  sale  price  shall  be  the  sale  price  of  such  security  on  the principal  securities  exchange  or  trading  market  where  such  security  is  listed  or  traded  or,  if  no  sale price  of  such  security  is  available  in  any  of  the  foregoing  manners,  the  average  of  the  closing  bid prices  of  any  market  makers  for  such  security  that  are  listed  in  the  “pink  sheets”  by  the  National

Quotation  Bureau,  Inc.  If  such  sale  price  cannot  be  calculated  for  such  security  on  such  date  in  the manner  provided  above,  such  price  shall  be  the  fair  market  value  as  mutually  determined  by  the

Borrower  and  the  Holder.  If  the  Borrower’s  Common  stock  is  chilled  for  deposit  at  DTC,  becomes chilled  at  any  point  while  this  Note  remains  outstanding  or  deposit  or  other  additional  fees  are payable due to a Yield Sign, Stop Sign or other trading restrictions, or if the closing sale price at any time  falls  below  $0.0275  (as  appropriately  and  equitably  adjusted  for  stock  splits,  stock  dividends,

stock  contributions  and  similar  events),  then  an  additional  15%  discount  will  be  attributed  to  the

Conversion  Price  for  any  and  all  Conversions  submitted  thereafter  Additionally,  the  Borrower acknowledges  that  it  will  take  all  reasonable  steps  necessary  or  appropriate,  including  providing  a board  of  directors  resolution  authorizing  the  issuance  of  common  stock  to  Holder.  So  long  as  the requested  sale  may  be  made  pursuant  to  Rule  144,  the  Company  agrees  to  accept  an  opinion  of counsel  to  the  Holder  confirming  the  rights  of  the  Holder  to  sell  shares  of  Common  Stock  issuable or  issued  to  Holder  on  conversion  of  this  Note  pursuant  to  Rule  144  as  promulgated  by  the  SEC

(“Rule  144”)  (or  if  applicable  pursuant  to  Rule  4(a)(1)  (“4(a)(1)”),  as  promulgated  by  the  SEC),  or at the Holder’s option, Company shall immediately and without delay provide an opinion of counsel to  the  Holder  confirming  the  rights  of  the  Holder  to  sell  shares  of  Common  Stock  pursuant  to  Rule

144,  or  Rule  4(a)(1),  if  applicable,  as  such  Rule  144  may  be  in  effect  from  time  to  time,  which opinion  will  be  issued  at  the  Company’s  expense  and  the  conversion  dollar  amount  will  be  reduced by $500.00 to cover the cost of such legal opinion.  “Trading Day” shall mean any day on which the

Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other  securities  market  on  which  the  Common  Stock  is  then  being  traded.  Additionally,  if  the

Company  ceases  to  be  a  reporting  company  pursuant  to  the  1934  Act  or  if  the  Note  cannot  be converted into free trading shares after 181 days from the issuance date, an  additional 15% discount will be attributed to the Conversion Price for any and all Conversions submitted thereafter.

Convertible Note – PRLX, T2, 2019-04-08

b)

If  at  any  time  the  Conversion  Price  as  determined  hereunder  for  any

Conversion  would  be  less  than  the  par  value  of  the  Common  Stock,  then  the  Conversion  Price hereunder  shall  equal  such  par  value  for  such  Conversion  and  the  Conversion  Amount  for  such

Conversion  shall  be  increased  to  include  Additional  Principal,  where  “Additional  Principal”  means such  additional  amount  to  be  added  to  the  Conversion  Amount  to  the  extent  necessary  to  cause  the

number   of   Conversion   Shares   issuable   upon   such   Conversion   to   equal   the   same   number   of

Conversion  Shares  as  would  have  been  issued  had  the  Conversion  Price  not  been  subject  to  the minimum price set forth in this Section 1.2(b).

c)

Without   in   any   way   limiting   the   Holder’s   right   to   pursue   other

remedies,  including  actual  damages  and/or  equitable  relief,  the  parties  agree  that  if  delivery  of  the free  trading  shares  of  Common  Stock  issuable  upon  conversion  of  this  Note  is  not  delivered  by  the

Deadline  (as  defined  below)  the  Borrower  shall  pay to  the  Holder  $250.00  per  day in  cash,  for  each day  beyond  the  Deadline  that  the  Borrower  fails  to  deliver  such  Common  Stock.  Such  cash  amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or,

at  the  option  of  the  Holder,  shall  be  added  to  the  principal  amount  of  this  Note,  in  which  event interest  shall  accrue  thereon  in  accordance  with  the  terms  of  this  Note  and  such  additional  principal amount  shall  be  convertible  into  Common  Stock  in  accordance  with  the  terms  of  this  Note.  The

Borrower  agrees  that  the  right  to  convert  this  Note  is  a  valuable  right  to  the  Holder.  The  damages resulting  from  a  failure,  attempt  to  frustrate,  or  interference  with  such  conversion  right  are  difficult if  not  impossible  to  quantify.  Accordingly,  the  parties  acknowledge  that  the  liquidated  damages provision contained in this Section are justified.

1.3.

Authorized  Shares.  The  Borrower  covenants  that  the  Borrower  will  at  all times  while  this  Note  is  outstanding  reserve  from  its  authorized  and  unissued  Common  Stock  a sufficient  number  of  shares,  free  from  preemptive  rights,  to  provide  for  the  issuance  of  Common

Stock  upon  the  full  conversion  or  adjustment  of  this  Note.  The  Borrower  is  required  at  all  times  to have authorized and reserved seven (7) times the number of shares that is actually issuable upon full conversion  or  adjustment  of  this  Note  (based  on  the  Conversion  Price  of  the  Notes  in  effect  from

time  to  time)(the  “Reserved  Amount”).   Initially,  the  Company  will  instruct  the  Transfer  Agent  to reserve 18,000,000 shares of common stock in the name of the Holder for issuance upon conversion

hereof.   The  Borrower  represents  that  upon  issuance,  such  shares  will  be  duly  and  validly  issued,

fully  paid  and  non-assessable.  In  addition,  if  the  Borrower  shall  issue  any  securities  or  make  any change  to  its  capital  structure  which  would  change  the  number  of  shares  of  Common  Stock  into which  this  Note  shall  be  convertible  at  the  then  current  Conversion  Price,  the  Borrower  shall  at  the same  time  make  proper  provision  so  that  thereafter  there  shall  be  a  sufficient  number  of  shares  of

Common Stock authorized and  reserved,  free from preemptive  rights,  for  conversion of  this Note in full.  So  long  as  this  Note  is  outstanding  the  Borrower  shall  instruct  the  Transfer  Agent  that  upon

Holder’s request it shall furnish to the Holder the then current number of common shares issued and outstanding,  the  then  current  number  of  common  shares  authorized,  the  then  current  number  of unrestricted  shares,  and  the  then  current  number  of  shares  reserved  for  third  parties.  The  Borrower

(i)  acknowledges  that  it  has  irrevocably  instructed  its  transfer  agent  to  issue  certificates  for  the

Common  Stock  issuable  upon  conversion  of  this  Note,  and  (ii)  agrees  that  its  issuance  of  this  Note shall  constitute  full  authority  to  its  officers  and  agents  who  are  charged  with  the  duty  of  executing stock  certificates  to  execute  and  issue  the  necessary  certificates  for  shares  of  Common  Stock  in accordance with the terms and conditions of this Note.

Convertible Note – PRLX, T2, 2019-04-08

If,  at  any  time  the  Borrower  does  not  maintain  the  Reserved  Amount  it  will be considered an Event of Default under Section 3.2 of the Note.

1.4.

Method of Conversion.

a)

Mechanics  of  Conversion.  Subject  to  Section  1.1,  this  Note  may  be converted  by  the  Holder  in  whole  or  in  part  at  any  time  and  from  time  to  time  after  the  Issue  Date,

by  submitting  to  the  Borrower  a  Notice  of  Conversion  (by  facsimile,  e-mail  or  other  reasonable means  of  communication  dispatched  on  the  Conversion  Date  prior  to  11:59  p.m.,  New  York,  New

York time).

b)

Book   Entry   upon   Conversion.   Notwithstanding   anything   to   the

contrary  set  forth  herein,  upon  conversion  of  this  Note  in  accordance  with  the  terms  hereof,  the

Holder  shall  not  be  required  to  physically  surrender  this  Note  to  the  Borrower  unless  the  entire unpaid  balance  of  this  Note  is  so  converted.  The  Holder  and  the  Borrower  shall  maintain  records showing the principal amount so converted and the dates of such conversions or shall use such other method,  reasonably  satisfactory  to  the  Holder  and  the  Borrower,  so  as  not  to  require  physical surrender  of  this  Note  upon  each  such  conversion.  In  the  event  of  any  dispute  or  discrepancy,  such records  of  the  Borrower  shall, prima facie, be  controlling  and  determinative  in  the  absence  of manifest  error.  Notwithstanding  the  foregoing,  if  any portion  of  this  Note  is  converted  as  aforesaid,

the  Holder  may  not  transfer  this  Note  unless  the  Holder  first  physically  surrenders  this  Note  to  the

Borrower,  whereupon  the  Borrower  will  forthwith  issue  and  deliver  upon  the  order  of  the  Holder  a new  Note  of  like  tenor,  registered  as  the  Holder  (upon  payment  by  the  Holder  of  any  applicable transfer  taxes)  may request,  representing in  the  aggregate  the  remaining unpaid  principal  amount  of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason  of  the  provisions  of  this  paragraph,  following  conversion  of  a  portion  of  this  Note,  the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

c)

Payment  of  Taxes.  The  Borrower  shall  not  be  required  to  pay  any tax which  may  be  payable  in  respect  of  any  transfer  involved  in  the  issue  and  delivery  of  shares  of

Common  Stock  or  other  securities  or  property  on  conversion  of  this  Note  in  a  name  other  than  that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the  custodian  in  whose  street  name  such  shares  are  to  be  held  for  the  Holder’s  account)  requesting the  issuance  thereof  shall  have  paid  to  the  Borrower  the  amount  of  any  such  tax  or  shall  have established to the satisfaction of the Borrower that such tax has been paid.

d)

Delivery  of  Common  Stock  upon  Conversion. Upon  receipt  by  the

Borrower  from  the  Holder  of  a  facsimile  transmission  or  e-mail  (or  other  reasonable  means  of communication)  of  a  Notice  of  Conversion  meeting  the  requirements  for  conversion  as  provided  in this  Section  1.4,  the  Borrower  shall  issue  and  deliver  or  cause  to  be  issued  and  delivered  to  or  upon the  order  of  the  Holder  certificates  for  the  Common  Stock  issuable  upon  such  conversion  within three  (3)  business  days  after  such  receipt  or  such  an  event  (the  “Deadline”)  (and,  solely  in  the  case of  conversion  of  the  entire  unpaid  principal  amount  hereof,  surrender  of  this  Note)  in  accordance with the terms hereof and the Purchase Agreement.

Convertible Note – PRLX, T2, 2019-04-08

e)

Obligation  of  Borrower  to  Deliver  Common  Stock.  Upon  receipt  by the  Borrower  of  a  duly and  properly executed  Notice  of  Conversion,  the  Holder  shall  be  deemed  to be  the  holder  of  record  of  the  Common  Stock  issuable  upon  such  conversion,  the  outstanding principal  amount  and  the  amount  of  accrued  and  unpaid  interest  on  this  Note  shall  be  reduced  to reflect  such  conversion  or  adjustment,  and,  unless  the  Borrower  defaults  on  its  obligations  under this  Article  I,  all  rights  with  respect  to  the  portion  of  this  Note  being  so  converted  shall  forthwith terminate  except  the  right  to  receive  the  Common  Stock  or  other  securities,  cash  or  other  assets,  as herein  provided,  on  such  conversion.  If  the  Holder  shall  have  given  a  Notice  of  Conversion  as provided  herein,  the  Borrower’s  obligation  to  issue  and  deliver  the  certificates  for  Common  Stock shall  be  absolute  and  unconditional,  irrespective  of  the  absence  of  any  action  by  the  Holder  to enforce  the  same,  any  waiver  or  consent  with  respect  to  any  provision  thereof,  the  recovery  of  any

judgment   against   any  person   or   any  action   to   enforce   the   same,   any  failure   or   delay  in   the

enforcement   of   any  other   obligation   of   the   Borrower   to   the   holder   of   record,   or   any  setoff,

counterclaim,  recoupment,  limitation  or  termination,  or  any  breach  or  alleged  breach  by  the  Holder

of   any   obligation   to   the   Borrower,   and   irrespective   of   any   other   circumstance   which   might

otherwise  limit  such  obligation  of  the  Borrower  to  the  Holder  in  connection  with  such  conversion.

The Conversion  Date specified in the  Notice  of Conversion shall be  the Conversion Date so long as the  Notice  of  Conversion  is  received  by  the  Borrower  before  11:59  p.m.,  New  York,  New  York time, on such date.

f)

Delivery   of   Common   Stock   by   Electronic   Transfer.   In   lieu   of

delivering  physical  certificates  representing  the  Common  Stock  issuable  upon  conversion,  provided the  Borrower  is  participating in  the  Depository Trust  Company (“DTC”)  Fast  Automated  Securities

Transfer  (“FAST”)  program,  upon  request  of  the  Holder  and  its  compliance  with  the  provisions contained  in  Section  1.1  and  in  this  Section  1.4,  the  Borrower  shall  use  its  best  efforts  to  cause  its transfer  agent  to  electronically  transmit  the  Common  Stock  issuable  upon  conversion  to  the  Holder by crediting the account  of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent

Commission  (“DWAC”)  system.   In  the  event  that  the  shares  of  the  Borrower’s  Common  Stock  are not  deliverable  via  DWAC  following  the  conversion  of  any  amount  hereunder,  an  additional  5%

discount will be attributed to the Conversion Price.

g)

Failure  to  Deliver  Common  Stock  Prior  to  Deadline. Without  in  any

way limiting the Holder’s right to pursue other remedies, including actual  damages and/or  equitable

relief,   the   parties   agree   that   if   delivery   of   the   Common   Stock   issuable   upon   conversion   or

adjustment  of  this  Note  is  not  delivered  by  the  Deadline,  the  Borrower  shall  pay  to  the  Holder

$250.00  per  day  in  cash,  for  each  day  beyond  the  Deadline  that  the  Borrower  fails  to  deliver  such

Common  Stock  to  the  Holder.  Such  cash  amount  shall  be  paid  to  Holder  by  the  fifth  day  of  the month following the month in which it has accrued or, at the option of the Holder, shall be added to the  principal  amount  of  this  Note,  in  which  event  interest  shall  accrue  thereon  in  accordance  with the terms of this Note and such additional principal amount shall be convertible into Common Stock in  accordance  with  the  terms  of  this  Note.  The  Borrower  agrees  that  the  right  to  convert  and/or receive shares in the event of an adjustment is a valuable right to the Holder. The damages resulting from  a  failure,  attempt  to  frustrate,  or  interference  with  such  conversion  or  adjustment  right  are difficult  if  not  impossible  to  qualify.  Accordingly,  the  parties  acknowledge  that  the  liquidated damages provision contained in this Section 1.4(g) are justified.

h)

The  Borrower  acknowledges  that  it  will  take  all  reasonable  steps necessary or  appropriate,  including  accepting an  opinion  of  counsel  to  Holder  confirming  the  rights

Convertible Note – PRLX, T2, 2019-04-08

of Holder to sell shares of Common Stock issued to Holder on conversion or adjustment of the Note pursuant  to  Rule  144  as  promulgated  by the  SEC  (“Rule  144"),  as  such  Rule  may be  in  effect  from time  to  time.  So  long  as  the  requested  sale  may  be  made  pursuant  to  Rule  144  the  Borrower  agrees to  accept  an  opinion  of  counsel  to  the  Holder  which  opinion  will  be  issued  at  the  Borrower’s expense.

i)

Charges  and  Expenses.  Issuance  of  Common  Stock  to  Holder,  or  any

of  its  assignees,  upon  the  conversion  of  this  Note  shall  be  made  without  charge  to  the  Holder  for any issuance fee, transfer tax, legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees  incurred  from  the  reservation  and  issuance  of  the  Common Stock to  Holder,  as  well  as  any and

all   other   fees   and   charges   required   by  the   Transfer   Agent   as   a   condition   to   effectuate   such

issuance. That  notwithstanding,  the  Holder  may  in  the  interest  of  securing  issuance  and/or  delivery of  Common  Stock  before  the  Deadline,  at  any  time  from  time  to  time,  in  its  sole  discretion  elect  to pay any such fees or  charges upfront, and Company agrees that any such fees or charges as noted in this  Section  that  are  paid  by  the  Holder  (whether  from  the  Company’s  delays,  outright  refusal  to

pay,  Holder’s   interest   in   securing   issuance   and/or   delivery   of   Common   Stock   before   the

Deadline, or    otherwise), will    be    at    Company’s    expense, and    the    conversion    amount    will

automatically  be  reduced  by  that  dollar  amount  to  cover  the  cost  of  the  fees  or  charges  as  noted  in this Section.

1.5.

Restricted Securities. The shares of Common Stock issuable upon  conversion or  adjustment  of  this  Note  may not  be  sold  or  transferred  unless  (i)  such  shares  are  sold  pursuant  to an  effective  registration  statement  under  the  Act  or  (ii)  the  Borrower  or  its  transfer  agent  shall  have been  furnished  with  an  opinion  of  counsel  (which  opinion  shall  be  in  form,  substance  and  scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or  transferred  may  be  sold  or  transferred  pursuant  to  an  exemption  from  such  registration  or  (iii)

such  shares  are  sold  or  transferred  pursuant  to  Rule  144  under  the  Act  (or  a  successor  rule)  (“Rule

144”)  or  (iv)  such  shares  are  transferred  to  an  “affiliate”  (as  defined  in  Rule  144)  of  the  Borrower who agrees to sell or otherwise transfer the shares  only in accordance with  this Section 1.5 and who

is  an  Accredited  Investor  (as  defined  in  the  Purchase  Agreement).    Any  legend  set  forth  on  any

stock  certificate  evidencing  any  Conversion  Shares  shall  be  removed  and  the  Borrower  shall  issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer

agent   shall   have   received   an   opinion   of   counsel     form,  substance  and  scope  customary  for

opinions  of  counsel  in  comparable  transactions,  to  the  effect  that  a  public  sale  or  transfer  of  such

Common  Stock  may be  made  without  registration  under  the  Act,  which  opinion  shall  be reasonably acceptable  to  the  Company,  or  (ii)  in  the  case  of  the  Common  Stock  issued  or  issuable  upon conversion  of  this  Note,  such  security  is  registered  for  sale  by  the  Holder  under  an  effective registration  statement  filed  under  the  Act  or  otherwise  may  be  sold  pursuant  to  Rule  144  without any  restriction  as  to  the  number  of  securities  as  of  a  particular  date  that  can  then  be  immediately sold.

1.6.

Effect of Certain Events.

a)

Effect  of  Merger,  Consolidation,  Etc.  At  the  option  of  the  Holder,  the

sale,   conveyance   or   disposition   of   all   or   substantially  all   of   the   assets   of   the   Borrower,   the

effectuation  by  the  Borrower  of  a  transaction  or  series  of  related  transactions  in  which  more  than

50%  of  the  voting  power  of  the  Borrower  is  disposed  of,  or  the  consolidation,  merger  or  other

Convertible Note – PRLX, T2, 2019-04-08

business  combination  of  the  Borrower  with  or  into  any  other  Person  (as  defined  below)  or  Persons when  the  Borrower  is  not  the  survivor  shall  either:  (i)  be  deemed  to  be  an  Event  of  Default  (as defined  in  Article  III)  pursuant  to  which  the  Borrower  shall  be  required  to  pay  to  the  Holder  upon the consummation of  and  as a  condition to such  transaction an  amount equal to the Default Amount

(as  defined  in  Article  III)  or  (ii)  be  treated  pursuant  to  Section  1.6(b)  hereof.  “Person”  shall  mean any  individual,  corporation,  limited  liability  company,  partnership,  association,  trust  or  other  entity or organization.

b)

Adjustment  Due  to  Merger,  Consolidation,  Etc.  If,  at  any  time  when this  Note  is  issued  and  outstanding  and  prior  to  conversion  of  all  of  the  Notes,  there  shall  be  any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a  result  of  which  shares  of  Common  Stock  of  the  Borrower  shall  be  changed  into  the  same  or  a different  number  of  shares  of  another  class  or  classes  of  stock  or  securities  of  the  Borrower  or another  entity,  or  in  case  of  any  sale  or  conveyance  of  all  or  substantially  all  of  the  assets  of  the

Borrower  other  than  in  connection  with  a  plan  of  complete  liquidation  of  the  Borrower,  then  the

Holder  of  this  Note  shall  thereafter  have  the  right  to  receive  upon  conversion  of  this  Note,  upon  the basis and upon the terms and conditions specified herein and in lieu of the  shares of Common Stock immediately theretofore  issuable  upon  conversion,  such  stock,  securities  or  assets  which  the  Holder would  have  been  entitled  to  receive  in  such  transaction  had  this  Note  been  converted  in  full immediately  prior  to  such  transaction  (without  regard  to  any  limitations  on  conversion  set  forth herein),  and  in  any  such  case  appropriate  provisions  shall  be  made  with  respect  to  the  rights  and interests  of  the  Holder  of  this  Note  to  the  end  that  the  provisions  hereof  (including,  without limitation,  provisions  for  adjustment  of  the  Conversion  Price  and  of  the  number  of  shares  issuable upon  conversion  of  the  Note)  shall  thereafter  be  applicable,  as  nearly  as  may  be  practicable  in relation  to  any  securities  or  assets  thereafter  deliverable  upon  the  conversion  hereof.  The  Borrower shall  not  affect  any transaction  described  in  this  Section  1.6(b)  unless  (a)  it  first  gives,  to  the  extent practicable,  thirty  (30)  days  prior  written  notice  (but  in  any  event  at  least  fifteen  (15)  days  prior written  notice)  of  the  record  date  of  the  special  meeting of  shareholders  to  approve,  or  if  there  is  no

such   record   date,   the   consummation   of,   such   merger,   consolidation,   exchange   of   shares,

recapitalization,  reorganization  or  other  similar  event  or  sale  of  assets  (during  which  time,  for clarification,  the  Holder  shall  be  entitled  to  convert  this  Note)  and  (b)  the  resulting  successor  or acquiring  entity  assumes  by  written  instrument  the  obligations  of  this  Section  1.6(b).  The  above provisions  shall  similarly  apply  to  successive  consolidations,  mergers,  sales,  transfers  or  share exchanges.

c)

Adjustment Due to Distribution. If the Borrower shall declare or make any  distribution  of  its  assets  (or  rights  to  acquire  its  assets)  to  holders  of  Common  Stock  as  a dividend,  stock  repurchase,  by  way  of  return  of  capital  or  otherwise  (including  any  dividend  or distribution  to  the  Borrower’s  shareholders  in  cash  or  shares  (or  rights  to  acquire  shares)  of  capital stock  of  a  subsidiary  (i.e.,  a  spin-off))  (a  “Distribution”),  then  the  Holder  of  this  Note  shall  be entitled, upon any conversion of this Note as of or after (in the event of a stock dividend) the date of record  for  determining  shareholders  entitled  to  such  Distribution,  to  receive  the  amount  of  such assets  which  would  have  been  payable  to  the  Holder  with  respect  to  the  shares  of  Common  Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on

the record date for the determination of shareholders entitled to such Distribution.   Such assets shall

be held in escrow by the Company pending any such conversion

Convertible Note – PRLX, T2, 2019-04-08

d)

Purchase  Rights.   If,  at   any  time  when  any  Notes  are  issued   and

outstanding,  the  Borrower  issues  any  convertible  securities  or  rights  to  purchase  stock,  warrants,

securities  or  other  property  (the  “Purchase  Rights”)  pro  rata  to  the  record  holders  of  any  class  of

Common  Stock,  then  the  Holder  of  this  Note  will  be  entitled  to  acquire,  upon  the  terms  applicable to  such  Purchase  Rights,  the  aggregate  Purchase  Rights  which  such  Holder  could  have  acquired  if such Holder had held the number of shares of Common Stock acquirable  upon complete conversion of  this  Note  (without  regard  to  any limitations  on  conversion  contained  herein)  immediately before the  date  on  which  a  record  is  taken  for  the  grant,  issuance  or  sale  of  such  Purchase  Rights  or,  if  no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

e)

Stock  Dividends  and  Stock  Splits.   If  the  Company,  at  any time  while

this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable  in  shares  of  Common  Stock  on  shares  of  Common  Stock  or  any  securities  convertible  into or  exercisable  for  Common  Stock;  (B)  subdivides  outstanding  shares  of  Common  Stock  into  a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price

(and  each  sale  or  bid  price  used  in  determining  the  Conversion  Price)  shall  be  subject  to  equitable adjustments for such events.

f)

Any adjustment  made  pursuant  to  this  Section  shall  become  effective immediately  after  the  record  date  for  the  determination  of  stockholders  entitled  to  receive  such dividend  or  distribution  and  shall  become  effective  immediately  after  the  effective  date  in  the  case of a subdivision, combination or re-classification.

g)

Notice  of  Adjustments.  Upon  the  occurrence  of  each  adjustment  or readjustment  of  the  Conversion  Price  as  a  result  of  the  events  described  in  this  Section  1.6,  the

Borrower,  at  its  expense,  shall  promptly compute  such  adjustment  or  readjustment  and  prepare  and furnish  to  the  Holder  a  certificate  setting  forth  such  adjustment  or  readjustment  and  showing  in detail  the  facts  upon  which  such  adjustment  or  readjustment  is  based.  The  Borrower  shall,  upon  the written  request  at  any  time  of  the  Holder,  furnish  to  such  Holder  a  like  certificate  setting  forth  (i)

such  adjustment  or  readjustment,  (ii)  the  Conversion  Price  at  the  time  in  effect  and  (iii)  the  number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7.

Revocation.  If  any  Conversion  Shares  are  not  received  by  the  Deadline,  the

Holder  may  revoke  the  applicable  Conversion  pursuant  to  which  such  Conversion  Shares  were

issuable.   This  Note  shall  remain  convertible  after  the  Maturity Date  hereof  until  this  Note  is repaid or converted in full.

1.8.

Prepayment. Notwithstanding anything to the contrary contained in this Note,

subject to the terms of this Section, at any time during the period beginning on the Closing Date and ending  on  the  date  which  is  one  hundred  eighty  (180)  calendar  days  following  the  Issue  Date

(“Prepayment  Termination  Date”),  Borrower  shall  have  the  right,  exercisable  on  not  less  than  five

(5)  Trading  Days  prior  written  notice  to  the  Holder  of  this  Note,  to  prepay  up  to  the  outstanding balance  on  this  Note  (principal  and  accrued  interest),  in  full,  in  accordance  with  this  Section.  Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder

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of  the  Note  at  its  registered  addresses  and  shall  state:  (1)  that  the  Borrower  is  exercising  its  right  to prepay  the  Note,  and  (2)  the  date  of  prepayment  which  shall  be  not  more  than  fifteen  (15)  Trading

Days  from  the  date  of  the  Optional  Prepayment  Notice;  and  (3)  the  amount  (in  dollars)  that  the

Borrower  is  paying.  Notwithstanding  Holder’s  receipt  of  the  Optional  Prepayment  Notice  the

Holder  may  convert,  or   continue  to  convert  the  Note  in  whole  or  in  part  until  the  Optional

Prepayment  Amount  (as  defined  herein)  is  paid  to  the  Holder.   On  the  date  fixed  for  prepayment

(the  “Optional  Prepayment  Date”),  the  Borrower  shall  make  payment  of  the  Optional  Prepayment

Amount  (as  defined  below)  to  or  upon  the  order  of  the  Holder  as  specified  by the  Holder  in  writing

to  the  Borrower  at  least  one  (1)  business  day  prior  to  the  Optional  Prepayment  Date.   If  the

Borrower  exercises  its  right  to  prepay  the  Note,  the  Borrower  shall  make  payment  to  the  Holder  of an amount in cash (the “Optional Prepayment Amount”) equal to the Prepayment Factor (as defined below),  multiplied  by  the  sum  of:  (w)  the  then  outstanding  principal  amount  of  this  Note plus (x)

accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment

Date plus (y)  Default  Interest,  if  any,  on  the  amounts  referred  to  in  clauses  (w)  and  (x) plus (z)  any

amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.   If  the Borrower delivers an

Optional Prepayment Notice and fails to pay the  Optional Prepayment Amount due to the Holder of

the  Note  within  two  (2)  business  days  following  the  Optional  Prepayment  Date,  the  Borrower  shall

forever   forfeit   its   right   to   prepay   the   Note   pursuant   to   this   Section.   After   the   Prepayment

Termination  Date,  the  Borrower  shall  have  no  right  to  prepay  this  Note.  For  purposes  hereof,  the

“Prepayment  Factor”  shall  equal  the  percentage  set  forth  below  with  respect  to  each  Optional

Prepayment Date beside such Prepayment Factor:

The Prepayment Factor is:

If the Optional Prepayment Date occurs:

110%

1-90 calendar days after the Issue Date

140%

91-180 calendar days after the Issue Date

ARTICLE II. CERTAIN COVENANTS

2.1.

Distributions  on  Capital  Stock.  So  long  as  the  Borrower  shall  have  any obligation  under  this  Note,  the  Borrower  shall  not  without  the  Holder’s  written  consent  (a)  pay,

declare  or  set  apart  for  such  payment,  any  dividend  or  other  distribution  (whether  in  cash,  property or  other  securities)  on  shares  of  capital  stock  other  than  dividends  on  shares  of  Common  Stock solely in the form of additional shares of Common Stock or (b) directly or  indirectly or through any

subsidiary  make   any  other   payment   or   distribution   in   respect   of   its   capital   stock   except   for

distributions  pursuant  to  any  shareholders’  rights  plan  which  is  approved  by  a  majority  of  the

Borrower’s disinterested directors.

2.2.

Restriction  on  Stock  Repurchases.  So  long  as  the  Borrower  shall  have  any obligation  under  this  Note,  the  Borrower  shall  not  without  the  Holder’s  written  consent  redeem,

repurchase  or  otherwise  acquire  (whether  for  cash  or  in  exchange  for  property or  other  securities  or otherwise)  in  any  one  transaction  or  series  of  related  transactions  any  shares  of  capital  stock  of  the

Borrower or any warrants, rights or options to purchase or acquire any such shares.

Convertible Note – PRLX, T2, 2019-04-08

2.3.

[Intentionally Omitted].

2.4.

Sale  of  Assets.  So  long  as  the  Borrower  shall  have  any  obligation  under  this

Note,  the  Borrower  shall  not,  without  the  Holder’s  written  consent,  sell,  lease  or  otherwise  dispose of  any  significant  portion  of  its  assets  outside  the  ordinary  course  of  business.  Any  consent  to  the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5.

Advances  and  Loans.  So  long  as  the  Borrower  shall  have  any  obligation under  this  Note,  the  Borrower  shall  not,  without  the  Holder’s  written  consent,  lend  money,  give credit  or  make  advances  to  any  person,  firm,  joint  venture  or  corporation,  including,  without limitation,  officers,  directors,  employees,  subsidiaries  and  affiliates  of  the  Borrower,  except  loans,

credits  or  advances  in  existence  or  committed  on  the  date  hereof  and  which  the  Borrower  has informed Holder in writing prior to the date hereof.

2.6.

Charter.   So  long as  the  Borrower  shall  have  any obligations  under  this  Note,

the  Borrower  shall  not  amend  its  charter  documents,  including  without  limitation  its  certificate  of incorporation  and  bylaws,  in  any  manner  that  materially  and  adversely  affects  any  rights  of  the

Holder.

2.7.

Transfer Agent.   The  Borrower  shall not  change  its transfer  agent without the

prior  written  consent  of  the  Holder.    Any  replacement  of  the  transfer  agent  by  the  Borrower,  or resignation  by  the  transfer  agent  without  a  replacement  transfer  agent  consented  to  by  the  Holder prior to such replacement taking effect shall constitute an Event of Default hereunder.

2.8.

Section  3(a)(9)  or  3(a)(10)  Transaction.  So  long  as  this  Note  is  outstanding,

the  Borrower  shall  not  enter  into  any  transaction  or  arrangement  structured  in  accordance  with,

based upon, or related or  pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act

(a  “3(a)(9)  Transaction”)  or  Section  3(a)(l0)  of  the  Securities  Act  (a  “3(a)(l0)  Transaction”).  In  the

event  that  the  Borrower  does  enter  into,  or  makes  any  issuance  of  Common  Stock  related  to  a

3(a)(9)  Transaction  or  a  3(a)(10)  Transaction  while  this  Note  is  outstanding,  a  liquidated  damages charge  of  25%  of  the  outstanding principal  balance  of  this  Note,  but  not  less  than  Fifteen  Thousand

Dollars $15,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

ARTICLE III. EVENTS OF DEFAULT

Any one or more of  the following events which shall occur  and/or be  continuing shall constitute an event of default (each, an “Event of Default”):

3.1.

Failure  to  Pay  Principal  or  Interest. The  Borrower  fails  to  pay  the  principal

hereof   or   interest   thereon   when   due   on   this  Note,   whether   at   maturity,   upon   acceleration   or

otherwise.

3.2.

Conversion  and  the  Shares. The  Borrower  fails  to  issue  shares  of  Common

Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so at  any time  following  the  execution  hereof  or)  upon  exercise  by the  Holder  of  the  conversion  rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer  (issue)  (electronically  or  in  certificated  form)  any  certificate  for  shares  of  Common  Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by

Convertible Note – PRLX, T2, 2019-04-08

this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer  agent  in  transferring  (or  issuing)  (electronically  or  in  certificated  form)  any  certificate  for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this

Note  as  and  when  required  by  this  Note,  or  fails  to  remove  (or  directs  its  transfer  agent  not  to remove  or  impairs,  delays,  and/or  hinders  its  transfer  agent  from  removing)  any  restrictive  legend

(or  to  withdraw  any stop  transfer  instructions  in  respect  thereof)  on  any certificate  for  any shares  of

Common  Stock  issued  to  the  Holder  upon  conversion  of  or  otherwise  pursuant  to  this  Note  as  and when required by this Note (or makes any written announcement, statement or threat that it does not intend  to  honor  the  obligations  described  in  this  paragraph)  and  any  such  failure  shall  continue uncured  (or  any  written  announcement,  statement  or  threat  not  to  honor  its  obligations  shall  not  be rescinded  in  writing)  for  three  (3)  business  days  after  the  Holder  shall  have  delivered  a  Notice  of

Conversion.  It  is  an  obligation  of  the  Borrower  to  remain  current  in  its  obligations  to  its  transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent.  If at the option of the Holder,

the  Holder  advances  any  funds  to  the  Borrower’s  transfer  agent  in  order  to  process  a  conversion,

such  advanced  funds  shall  be  paid  by the  Borrower  to  the  Holder  within  forty  eight  (48)  hours  of  a demand from the Holder.

3.3.

Breach  of  Covenants.  The  Borrower  breaches  any  material  covenant  or  other material  term  or  condition  contained  in  this  Note  and  any  collateral  documents  including  but  not limited  to  the  Purchase  Agreement  and  such  breach  continues  for  a  period  of  three  (3)  days  after written notice (via email) thereof to the Borrower from the Holder.

3.4.

Breach  of Representations and Warranties. Any representation or  warranty of

the  Borrower  made  herein  or  in  any agreement,  statement,  certificate,   or  any other  document  given

in  writing  pursuant  hereto  or  in  connection  herewith  (including,  without  limitation,  the  Purchase

Agreement,  and/or  the  due  diligence  questionnaire  provided  by  the  Borrower  to  the  Holder  on  or around  the  Issue  Date),  shall  be  false  or  misleading  in  any  material  respect  when  made  and/  or  the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5.

Receiver  or  Trustee.  The  Borrower  or  any  subsidiary  of  the  Borrower  shall make  an  assignment  for  the  benefit  of  creditors,  or  apply  for  or  consent  to  the  appointment  of  a receiver  or  trustee  for  it  or  for  a  substantial  part  of  its  property  or  business,  or  such  a  receiver  or trustee shall otherwise be appointed.

3.6.

Judgments.  Any  money  judgment,  writ  or  similar  process  shall  be  entered  or filed  against  the  Borrower  or  any  subsidiary  of  the  Borrower  or  any  of  its  property  or  other  assets for more than $50,000.00, and shall remain unvacated, unbonded or unstayed  for a period of twenty

(20)  days  unless  otherwise  consented  to  by  the  Holder,  which  consent  will  not  be  unreasonably withheld.

3.7.

Bankruptcy.     Bankruptcy,     insolvency,     reorganization     or     liquidation

proceedings  or  other  proceedings,  voluntary  or  involuntary,  for  relief  under  any  bankruptcy  law  or any  law  for  the  relief  of  debtors  shall  be  instituted  by  or  against  the  Borrower  or  any  subsidiary  of the Borrower.

3.8.

Delisting of Common Stock. The Borrower shall fail to maintain the listing of the  Common  Stock  on  at  least  one  of  the  OTCBB,  or  OTCQB,  or  an  equivalent  replacement exchange, NASDAQ, the NYSE or AMEX.

Convertible Note – PRLX, T2, 2019-04-08

3.9.

Failure  to  Comply with  the  Exchange  Act.  The  Borrower  shall  fail  to  comply in  any  material  respect  with  the  reporting  requirements  of  the  Exchange  Act;  and/or  the  Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.10.      Liquidation.  Any  dissolution,  liquidation,  or  winding  up  of  Borrower  or  any substantial portion of its business.

3.11.      Cessation   of   Operations.  Any   cessation   of   operations   by   Borrower   or

Borrower  admits  it  is  otherwise  generally  unable  to  pay  its  debts  as  such  debts  become  due,

provided,  however,  that  any  disclosure  of  the  Borrower’s  ability  to  continue  as  a  “going  concern”

shall not be an admission that the Borrower cannot pay its debts as they become due.

3.12.      Maintenance  of  Assets.  The  failure  by  Borrower,  during  the  term  of  this

Note,  to  maintain  any  material  intellectual  property  rights,  personal,  real  property  or  other  assets which are necessary to conduct its business (whether now or in the future).

3.13.      Financial    Statement    Restatement.  The    restatement    of    any    financial

statements  filed  by  the  Borrower  with  the  SEC  for  any  date  or  period  from  two  years  prior  to  the

Issue Date of this Note  and until this Note is no longer outstanding, if the  result of such  restatement would,  by  comparison  to  the  unrestated  financial  statement,  have  constituted  a  material  adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.14.      Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.15.      Replacement  of  Transfer  Agent.  In  the  event  that  the  Borrower  proposes  to

replace   its   transfer   agent,   the   Borrower   fails   to   provide,   prior   to   the   effective   date   of   such

replacement,   a   fully   executed   Irrevocable   Transfer   Agent   Instructions   in   a   form   as   initially

delivered   pursuant   to   the   Purchase   Agreement   (including   but   not   limited   to   the   provision   to

irrevocably  reserve  shares  of  Common  Stock  in  the  Reserved  Amount)  signed  by  the  successor transfer agent to Borrower and the Borrower.

3.16.      Cross-Default.  Notwithstanding  anything  to  the  contrary  contained  in  this

Note  or  the  other  related  or  companion  documents,  a  breach  or  default  by  the  Borrower  of  any covenant  or  other  term  or  condition  contained  in  any  of  the  Other  Agreements,  after  the  passage  of all  applicable  notice  and  cure  or  grace  periods,  shall,  at  the  option  of  the  Holder,  be  considered  a default  under  this  Note  and  the  Other  Agreements,  in  which  event  the  Holder  shall  be  entitled  (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the  Other  Agreements  by  reason  of  a  default  under  said  Other  Agreement  or  hereunder. “Other

Agreements”  means,  collectively,  all  agreements  and  instruments  between,  among  or  by:  (1)  the

Borrower,  and,  or  for  the  benefit  of,  (2)  the  Holder  and  any  affiliate  of  the  Holder,  including,

without  limitation,  promissory  notes;  provided,  however,  the  term  “Other  Agreements”  shall  not include  the  related  or  companion  documents  to  this  Note.  Each  of  the  loan  transactions  will  be cross-defaulted  with  each  other  loan  transaction  and  with  all  other  existing  and  future  debt  of

Borrower to the Holder.

3.17.      Inside  Information.   The  Borrower  or  its  officers,  directors,  and/or  affiliates attempt  to  transmit,  convey,  disclose,  or  any  actual  transmittal,  conveyance,  or  disclosure  by  the

Borrower  or  its  officers,  directors,  and/or  affiliates  of,  material  non-public  information  concerning the  Borrower,  to  the  Holder  or  its  successors  and  assigns,  which  is  not  immediately  cured  by

Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

Convertible Note – PRLX, T2, 2019-04-08

3.18.      Bid  Price.    The  Borrower  shall  lose  the  “bid” price  for  its  Common  Stock

($0.0001  on  the  “Ask”  with  zero  market  makers  on  the  “Bid”  per  Level  2)  and/or  a  market

(including the OTC Pink, OTCQB or an equivalent replacement exchange).

Upon  the  occurrence  and  during the  continuation  of  any Event  of  Default  specified  in

Article  III  of  the  Note  exercisable  through  the  delivery  of  written  notice  to  the  Borrower  by  such

Holders  (the  “Default  Notice”),  the  Note  shall  become  immediately  due  and  payable  and  the

Borrower  shall  pay  to  the  Holder,  in  full  satisfaction  of  its  obligations  hereunder,  an  amount  equal to  the  greater  of  (i)  200% times the  sum of  (w)  the  then  outstanding  principal  amount  of  this

Note plus (x)  accrued  and  unpaid  interest  on  the  unpaid  principal  amount  of  this  Note  to  the  date  of

payment  (the  “Mandatory  Repayment  Date”) plus (y)  Default   Interest,   if  any,  on  the  amounts

referred  to  in  clauses  (w)  and/or  (x) plus (z)  any  amounts  owed  to  the  Holder  pursuant  to  Section

and   1.4(g)   hereof   (the   then   outstanding   principal   amount   of   this   Note   to   the   date   of

payment plus the  amounts  referred  to  in  clauses  (x),  (y)  and  (z)  shall  collectively  be  known  as  the

“Default  Sum”)  or  (ii)  the  “parity  value”  of  the  Default  Sum  to  be  prepaid,  where  parity  value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant  to  such  Default  Sum  in  accordance  with  Article  I,  treating  the  Trading  Day  immediately preceding  the  Mandatory  Repayment  Date  as  the  “Conversion  Date”  for  purposes  of  determining the  lowest  applicable  Conversion  Price,  unless  the  Default  Event  arises  as  a  result  of  a  breach  in respect  of  a  specific  Conversion  Date  in  which  case  such  Conversion  Date  shall  be  the  Conversion

Date), multiplied   by (b)   the   highest   Closing   Price   for   the   Common   Stock   during   the   period

beginning  on  the  date  of  first  occurrence  of  the  Event  of  Default  and  ending  one  day  prior  to  the

Mandatory Repayment  Date  (the  “Default  Amount”)  and  all  other  amounts  payable  hereunder  shall immediately  become  due  and  payable,  all  without  demand,  presentment  or  notice,  all  of  which hereby  are  expressly  waived,  together  with  all  costs,  including,  without  limitation,  legal  fees  and expenses,  of  collection,  and  the  Holder  shall  be  entitled  to  exercise  all  other  rights  and  remedies

available  at  law  or  in  equity.   If  at  any time  while  this  Note  is  outstanding the  Borrower’s  Common

Stock  trades  below  $0.01  for  five  (5)  consecutive  Trading  Days,  the  principal  amount  of  the  Note

shall    automatically    and    without    further    action    increase    by    twenty-five    thousand    dollars

($25,000.00).

The  Holder  shall  have  the  right  at  any  time  after  the  occurrence  of  an  Event  of  Default,  to  require the  Borrower,  upon  written  notice,  to  immediately  issue,  in  lieu  of  the  Default  Amount  and/or

Default Sum, the number  of shares of Common Stock of the  Borrower equal to the Default Amount divided  by  the  Conversion  Price  then  in  effect,  subject  to  issuance  in  tranches  due  to  the  beneficial ownership limitations provided in this Note.

ARTICLE IV. MISCELLANEOUS

4.1.

Failure  or  Indulgence  Not  Waiver.  No  failure  or  delay  on  the  part  of  the

Holder  in  the  exercise  of  any  power,  right  or  privilege  hereunder  shall  operate  as  a  waiver  thereof,

nor shall any single or partial exercise of any such power, right or privilege preclude other or further

exercise   thereof   or   of   any  other   right,   power   or   privileges.   All   rights   and   remedies   existing

hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2.

Notices.   All   notices,   demands,   requests,   consents,   approvals,   and   other

communications  required  or  permitted  hereunder  shall  be  in  writing  and,  unless  otherwise  specified herein, shall be  (i) personally served,  (ii) deposited in the mail, registered  or certified,  return  receipt requested,  postage  prepaid,  (iii)  delivered  by  reputable  air  courier  service  with  charges  prepaid,  or

Convertible Note – PRLX, T2, 2019-04-08

(iv)  transmitted  by  hand  delivery,  telegram,  email  or  facsimile,  addressed  as  set  forth  below  or  to such  other  address  as  such  party shall  have  specified  most  recently by written  notice.  Any notice  or other  communication  required  or  permitted  to  be  given  hereunder  shall  be  deemed  effective  (a)

upon  hand  delivery  or  delivery  by  facsimile  or  email,  with  accurate  confirmation  generated  by  the transmitting  facsimile  machine  or  computer,  at  the  address,  email  or  number  designated  in  the

Purchase  Agreement  (if  delivered  on  a  business  day  during  normal  business  hours  where  such notice is to be received), or the first business day following such delivery (if delivered other than on a  business  day  during  normal  business  hours  where  such  notice  is  to  be  received)  or  (b)  on  the

second   business   day  following  the   date   of   mailing  by  express   courier   service,   fully  prepaid,

addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

4.3.

Amendments.  This  Note  and  any  provision  hereof  may  only  be  amended  by an  instrument  in  writing signed  by the  Borrower  and  the  Holder.  The  term  “Note”  and  all  reference thereto,  as  used  throughout  this  instrument,  shall  mean  this  instrument  (and  the  other  Notes  issued pursuant  to  the  Purchase  Agreement)  as  originally  executed,  or  if  later  amended  or  supplemented,

then as so amended or supplemented.

4.4.

Assignability.   This   Note   shall   be   binding   upon   the   Borrower   and   its

successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933

Act).  Notwithstanding  anything  in  this  Note  to  the  contrary,  this  Note  may  be  pledged  as  collateral in connection with a bona fide margin account or other lending arrangement.

4.5.

Cost  of  Collection.  If  default  is  made  in  the  payment  of  this  Note,  the

Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6.

Governing Law. This  Note shall be  governed by and construed  in accordance with  the  laws  of  the  State  of  Nevada  without  regard  to  conflicts  of  laws  principles  that  would  result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against  the  other  concerning the transactions  contemplated  by this  Agreement  must  be  brought  only in  the  civil  or  state  courts  of  New  York  or  in  the  federal  courts  located  in  the  State  and  county  of

New York.  Both parties  and the individual signing this Agreement on behalf of the  Borrower  agree to  submit  to  the  jurisdiction  of  such  courts.  The  prevailing  party  shall  be  entitled  to  recover  from the  other  party its  reasonable  attorney’s  fees  and  costs.  In  the  event  that  any provision  of  this  Note is  invalid  or  unenforceable  under  any  applicable  statute  or  rule  of  law,  then  such  provision  shall  be deemed  inoperative  to  the  extent  that  it  may  conflict  therewith  and  shall  be  deemed  modified  to

conform   with   such   statute   or   rule   of   law.   Any   such   provision   which   may   prove   invalid   or

unenforceable  under  any  law  shall  not  affect  the  validity or  unenforceability of  any other  provision of  this  Note.  Nothing  contained  herein  shall  be  deemed  or  operate  to  preclude  the  Holder  from bringing suit  or  taking other  legal  action  against  the  Borrower  in  any other  jurisdiction  to collect  on the  Borrower’s  obligations  to  Holder,  to  realize  on  any  collateral  or  any  other  security  for  such obligations,  or  to  enforce  a  judgment  or  other  decision  in  favor  of  the  Holder.  This  Note  shall  be deemed  an  unconditional  obligation  of  Borrower  for  the  payment  of  money  and,  without limitation  to  any  other  remedies  of  Holder,  may  be  enforced  against  Borrower  by  summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule  or  statute  in  the  jurisdiction  where  enforcement  is  sought.  For  purposes  of  such  rule  or statute, any other document or agreement to which Holder and Borrower are parties or which

Borrower  delivered  to  Holder,  which  may  be  convenient  or  necessary  to  determine  Holder’s

Convertible Note – PRLX, T2, 2019-04-08

rights hereunder or Borrower’s obligations to Holder are deemed a part of  this Note, whether or  not  such  other  document  or  agreement  was  delivered  together  herewith  or  was  executed apart from this Note.

4.7.

Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay  an  amount  in  excess  of  the  outstanding  principal  amount  (or  the  portion  thereof  required  to  be paid  at  that  time)  plus  accrued  and  unpaid  interest  plus  Default  Interest  on  such  interest,  the

Borrower  and  the  Holder  agree  that  the  actual  damages  to  the  Holder  from  the  receipt  of  cash payment  on  this  Note  may  be  difficult  to  determine  and  the  amount  to  be  so  paid  by  the  Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss  of  the  opportunity to  convert  this  Note  and  to  earn  a  return  from  the  sale  of  shares  of  Common

Stock  acquired  upon  conversion  of  this  Note  at  a  price  in  excess  of  the  price  paid  for  such  shares pursuant  to  this  Note.  The  Borrower  and  the  Holder  hereby  agree  that  such  amount  of  stipulated damages  is  not  plainly disproportionate  to  the  possible  loss  to  the  Holder  from  the  receipt  of  a  cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8.

Disclosure.   Upon   receipt   or   delivery   by  the   Company   of   any   notice   in

accordance  with  the  terms  of  this  Note,  unless  the  Company  has  in  good  faith  determined  that  the matters  relating  to  such  notice  do  not  constitute  material,  non-public  information  relating  to  the

Company  or  any  of  its  Subsidiaries,  the  Company  shall  within  four  (4)  Trading  Day  after  any  such receipt  or  delivery,  publicly  disclose  such  material,  non-public  information  on  a  Current  Report  on

Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, non-

public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to  such  Holder  contemporaneously  with  delivery  of  such  notice,  and  in  the  absence  of  any  such indication,  the  Holder  shall  be  allowed  to  presume  that  all  matters  relating  to  such  notice  do  not constitute material, non-public information relating to the Company or its Subsidiaries.

4.9.

Notice  of  Corporate  Events.  Except  as  otherwise  provided  below,  the  Holder of  this  Note  shall  have  no  rights  as  a  Holder  of  Common  Stock  unless  and  only to  the  extent  that  it

converts   this   Note   into   Common   Stock.   The   Borrower   shall   provide   the   Holder   with   prior

notification of any meeting of the  Borrower’s shareholders (and copies of  proxy materials and other information  sent  to  shareholders).  In  the  event  of  any  taking  by  the  Borrower  of  a  record  of  its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend  or  other  distribution,  any  right  to  subscribe  for,  purchase  or  otherwise  acquire  (including by  way  of  merger,  consolidation,  reclassification  or  recapitalization)  any  share  of  any  class  or  any other  securities  or  property,  or  to  receive  any  other  right,  or  for  the  purpose  of  determining shareholders  who  are  entitled  to  vote  in  connection  with  any proposed  sale,  lease  or  conveyance  of all  or  substantially  all  of  the  assets  of  the  Borrower  or  any  proposed  liquidation,  dissolution  or winding  up  of  the  Borrower,  the  Borrower  shall  mail  a  notice  to  the  Holder,  at  least  twenty  (20)

days  prior  to  the  record  date  specified  therein  (or  thirty  (30)  days  prior  to  the  consummation  of  the transaction  or  event,  whichever  is  earlier),  of  the  date  on  which  any  such  record  is  to  be  taken  for the  purpose  of  such  dividend,  distribution,  right  or  other  event,  and  a  brief  statement  regarding  the amount and character of such dividend, distribution, right or other event to the extent known at such time.  The  Borrower  shall  make  a  public  announcement  of  any  event  requiring  notification  to  the

Holder  hereunder  substantially  simultaneously  with  the  notification  to  the  Holder  in  accordance with the terms of this Section 4.9.

Convertible Note – PRLX, T2, 2019-04-08

4.10.      Remedies.  The  Borrower  acknowledges  that  a  breach  by  it  of  its  obligations hereunder  will  cause  irreparable  harm  to  the  Holder,  by  vitiating  the  intent  and  purpose  of  the transaction  contemplated  hereby.  Accordingly,  the  Borrower  acknowledges  that  the  remedy  at  law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or  threatened  breach  by  the  Borrower  of  the  provisions  of  this  Note,  that  the  Holder  shall  be entitled,  in  addition  to  all  other  available  remedies  at  law  or  in  equity,  and  in  addition  to  the penalties  assessable  herein,  to  an  injunction  or  injunctions  restraining,  preventing  or  curing  any breach  of  this  Note  and  to  enforce  specifically  the  terms  and  provisions  thereof,  without  the necessity of showing economic loss and without any bond or other security being required.

4.11.      Usury.   This  Note  shall  be  subject  to  the  anti-usury  limitations  contained  in the Purchase Agreement.

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Convertible Note – PRLX, T2, 2019-04-08

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date first set forth above.

PARALLAX HEALTH SCIENCES, INC.

By:

Name: Paul R. Arena

Title: CEO

Convertible Note – PRLX, T2, 2019-04-08

EXHIBIT A

NOTICE OF CONVERSION

The   undersigned   hereby  elects   to   convert   principal   under   the   12%   Convertible   Note   of  PARALLAX   HEALTH

SCIENCES,  INC.,  a  Nevada  corporation  (the  Company”),  into  shares  of  common  stock  (the  “Common  Stock”),  of  the

Company  according  to  the  conditions  hereof,  as  of  the  date  written  below.   If  shares  of  Common  Stock  are  to  be  issued

in  the  name  of  a  person  other  than  the  undersigned,  the  undersigned  will  pay  all  transfer  taxes  payable  with  respect thereto  and  is delivering herewith such certificates and  opinions as reasonably requested  by the  Company in accordance

therewith.    No  fee  will  be  charged  to  the  holder  for  any  conversion,  except  for  such  transfer  taxes,  if  any.  By  the delivery of this Notice  of Conversion  the  undersigned  represents and  warrants to  the  Company that  its ownership  of  the

Common Stock does not exceed the amounts specified under Section 1.1 of this Note, as determined in accordance  with

Section  13(d)  of  the  Exchange  Act.  The  undersigned  agrees  to  comply  with  the  prospectus  delivery requirements  under the  applicable  securities  laws  in  connection  with  any transfer  of  the  aforesaid  shares  of  Common  Stock  pursuant  to  any prospectus.

Conversion calculations:

Issue Date of Note:

Date to Effect Conversion:

Conversion Price:

Principal Amount of Note to be Converted:

Less applicable fees under the Note:

Amount of Note to be Converted:

Interest Amount to be Converted:

Less applicable fees under the Note:

Amount of Note to be Converted:

Additional Principal on Account of Conversion

Pursuant to Section 1.2(b) of the Note:

Number of shares of Common Stock to be issued:

Remaining Principal Balance of Note:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

DTC No:

Account No:

Convertible Note – PRLX, T2, 2019-04-08